                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               _______________

                                   FORM 8-A/A

                                AMENDMENT NO. 1
                                  TO FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          Merrill Lynch & Co., Inc.
                        -----------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                                      13-2740599
      --------------                                 -------------
(State of incorporation or organization)              (I.R.S. Employer
                                                    Identification No.)


                World Financial Center
                North Tower
                250 Vesey Street
                New York, New York                           10281
          ----------------------------                      ---------
(Address of principal executive offices)                    (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to                    securities pursuant to Section
Section 12(b) of the Exchange Act         12(g) of the Exchange Act
and is effective pursuant                 and is effective pursuant to
to General Instruction A.(c),             General Instruction A.(d), please
please check the following                check the following box.  [ ]
box. [X]


Securities Act registration statement file number to which this form relates:
333-28537

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                   Name of each exchange on which
to be so registered                   each class is to be registered
-------------------                   ------------------------------

S&P 500 Inflation Adjusted Market         New York Stock Exchange
Index Target-Term Securities(SM) due
August __, 2007


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
-------------------------------------------------------------------
                               (Title of class)


SM "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

Item 1.  Description of Registrant's Notes to be Registered.
         --------------------------------------------------

            The description of the general terms and provisions of the S&P 500 Inflation Adjusted Market Index Target-Term Securities SM ("MITTS(R)") due August __, 2007 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated July 17, 1997, and the Prospectus dated July 7, 1997, attached hereto as Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-28537 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.
         --------

      99 (A) Preliminary Prospectus Supplement dated July 17, 1997, and Prospectus dated July 7, 1997 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

      99 (B)      Form of Note.

      99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.[*]

            Other securities issued by Merrill Lynch & Co., Inc. are listed on the New York Stock Exchange.

                                   SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    MERRILL LYNCH & CO., INC.


                                    By:  /s/  Gregory T. Russo
                                        ---------------------------
                                              Gregory T. Russo
                                                Secretary

Date:   September 17, 1997

____________________

"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549










                           MERRILL LYNCH & CO., INC.








                                   EXHIBITS
                                      TO
                      FORM 8-A/A DATED SEPTEMBER 17, 1997

                             INDEX TO EXHIBITS
                             -----------------


Exhibit No.                                                   Page No.
                                                              -------

99 (A) Preliminary Prospectus Supplement dated July 17, 1997, and Prospectus dated July 7, 1997 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)      Form of Note.

99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated. *

--------------

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

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